UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2009

NUTRITION 21, INC.

(Exact name of registrant as specified in its charter)

New York	0-14983	11-2653613
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 701-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Each of Arnold Blair and Mark Stenberg holds a promissory note of the Company dated August 25, 2006 in the principal amount of $1,250,000.  The notes accrue interest at 5% per annum payable at maturity, and are secured by the Company’s Iceland Health® trademarks.  The forms of the notes and the related security agreement are included as exhibits to a report on Form 8-K that the Company filed with the Securities and Exchange Commission on August 29, 2006.  The August 29, 2006 report on Form 8-K also describes the transaction in which the notes were issued.  As of September 8, 2009, $2,430.56 in interest had accrued on each note.

The initial maturity date of the notes was August 25, 2009.  On September 1, 2009, Messrs. Blair and Stenberg extended the maturity date of their respective notes to September 14, 2009.  The form of the extension agreements are attached as exhibits to a Report on Form 8-K that the Company filed with the Securities and Exchange Commission on September 1, 2009.

On September 18, 2009, Messrs. Blair and Stenberg separately agreed that “there is a standstill [with the company] through September 25, 2009.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Nutrition 21, Inc. (Registrant)

Date: September 21, 2009	By:	/s/ Michael A. Zeher
Michael A. Zeher
President & Chief Executive Officer